Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Brad Shepherd, Director, Investor Relations
(617) 796-8234

Senior Housing Properties Trust Announces Third Quarter 2017 Results

Third Quarter Net Income Attributable to Common Shareholders of $0.14 Per Share

Third Quarter Normalized FFO of $0.44 Per Share

Newton, MA (November 9, 2017):  Senior Housing Properties Trust (Nasdaq: SNH) today announced its financial results for the quarter and nine months ended September 30, 2017.

“Operating results were stable during the quarter with Normalized FFO of $0.44 per share and consolidated same property Cash Basis NOI growth of 0.5%,” said David Hegarty, President and Chief Operating Officer.  “We continue to reinvest the proceeds we realized earlier this year from the sale to a sovereign investor of a noncontrolling interest in our life science property leased to Vertex Pharmaceuticals in Boston. During the quarter, we purchased one medical office building for $16 million and subsequent to quarter end we acquired or entered agreements to acquire an additional four medical office buildings for $110 million and six senior living communities for $104 million.”

Results for the Quarter Ended September 30, 2017:

Net income attributable to common shareholders was $34.4 million, or $0.14 per diluted share, for the quarter ended September 30, 2017, compared to $27.9 million, or $0.12 per diluted share, for the quarter ended September 30, 2016. This increase in net income attributable to common shareholders is primarily the result of acquisitions as well as decreases in depreciation and amortization expense, asset impairment charges and interest expense. These decreases were partially offset by an increase in general and administrative expenses as a result of $8.0 million of estimated business management incentive fees recognized for the quarter ended September 30, 2017 related to SNH's outperformance of the SNL U.S. REIT Healthcare index for the applicable measurement period. Normalized funds from operations, or Normalized FFO, were $104.0 million and $105.7 million, respectively, or $0.44 and $0.45 per diluted share, respectively, for the quarters ended September 30, 2017 and September 30, 2016.

Reconciliations of net income attributable to common shareholders determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO for the quarters ended September 30, 2017 and 2016 appear later in this press release.

Results for the Nine Months Ended September 30, 2017:

Net income attributable to common shareholders was $82.6 million, or $0.35 per diluted share, for the nine months ended September 30, 2017, compared to $98.4 million, or $0.41 per diluted share, for the nine months ended September 30, 2016. This decrease in net income attributable to common shareholders is primarily the result of increases in general and administrative expenses and interest expense and a loss on early extinguishment of debt recognized for the nine months ended September 30, 2017, partially offset by income from acquisitions since January 1, 2016, an increase in equity in earnings of an investee and decreases in depreciation and amortization expense, acquisition and certain other transaction related costs and asset impairment charges. Normalized FFO were $316.1 million and $327.7 million, respectively, or $1.33 and $1.38 per diluted share, respectively, for the nine months ended September 30, 2017 and September 30, 2016.

Reconciliations of net income attributable to common shareholders determined in accordance with GAAP to FFO and Normalized FFO for the nine months ended September 30, 2017 and 2016 appear later in this press release.

Portfolio Operating Results:

For the quarter ended September 30, 2017, 41.7% of net operating income, or NOI, came from 236 triple net leased senior living communities with 26,220 living units. The weighted average rent coverage for triple net leased senior living communities was 1.26x for the 12 month period ended June 30, 2017 compared to 1.33x for the 12 month period ended June 30, 2016 (1). Cash basis net operating income, or Cash Basis NOI, for triple net leased senior living communities owned continuously since July 1, 2016, or same property, increased 1.5% for the quarter ended September 30, 2017 compared to the quarter ended September 30, 2016.

For the quarter ended September 30, 2017, 41.3% of NOI came from 121 properties leased to medical providers, medical related businesses, clinics and biotech laboratory tenants, or MOBs, with 11.6 million leasable square feet.  As of September 30, 2017, 95.8% of MOB square feet were leased compared to 95.9% as of September 30, 2016. Same property occupancy at MOBs was 95.7% as of September 30, 2017 compared to 96.4% as of September 30, 2016. Same property Cash Basis NOI for MOBs increased 0.9% for the quarter ended September 30, 2017 compared to the quarter ended September 30, 2016. As of September 30, 2017, our investments in life science properties constituted approximately half of our total $3.6 billion invested in MOBs.

For the quarter ended September 30, 2017, 14.2% of NOI came from 68 managed senior living communities with 8,807 living units. Occupancy at managed senior living communities was 85.8% for the quarter ended September 30, 2017, compared to 86.7% for the quarter ended September 30, 2016. Same property occupancy at managed senior living communities was 86.0% for the quarter ended September 30, 2017 compared to 86.9% for the quarter ended September 30, 2016. Same property average monthly rates for managed senior living communities increased by 1.1% to $4,268 for the quarter ended September 30, 2017 compared to the quarter ended September 30, 2016. Same property Cash Basis NOI from managed senior living communities decreased 3.8% for the quarter ended September 30, 2017 compared to the quarter ended September 30, 2016.

Our 10 wellness centers remained 100% leased as of September 30, 2017 and September 30, 2016 and provided us with Cash Basis NOI of $4.4 million in each of the three months ended September 30, 2017 and September 30, 2016.

Consolidated same property Cash Basis NOI increased 0.5% for the quarter ended September 30, 2017 compared to the quarter ended September 30, 2016.

Reconciliations of net income determined in accordance with GAAP to same property Cash Basis NOI by operating segment for the quarters ended September 30, 2017 and 2016 appear later in this press release.

Financing Activities:

In August 2017, SNH amended the agreement governing its $1.0 billion revolving credit facility. As a result of the amendment, the interest rate payable on borrowings under the facility was reduced from LIBOR plus a premium of 130 basis points per annum to LIBOR plus a premium of 120 basis points per annum, and the facility fee was reduced from 30 basis points per annum to 25 basis points per annum on the total amount of lending commitments under the facility. The interest rate premium and facility fee are each subject to adjustment based upon changes to SNH’s credit ratings. Also as a result of the amendment, the stated maturity date of the facility was extended from January 15, 2018 to January 15, 2022, and subject to the payment of an extension fee and meeting other conditions, SNH has the right to extend the maturity date of the facility for an additional year. The amended facility also includes a feature pursuant to which, in certain circumstances, maximum borrowings under the facility may be increased to up to $2.0 billion.

Also in August 2017, SNH amended the agreement governing its $200.0 million unsecured term loan. As a result of the amendment, the interest rate payable on borrowings under the term loan was reduced from LIBOR plus a premium of 180 basis points per annum to LIBOR plus a premium of 135 basis points per annum.

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(1) SNH reports rent coverage one quarter in arrears because operating results from tenants are usually provided to SNH three months after the end of a fiscal quarter. Operating data from triple net leased senior living communities are provided by tenants and SNH has not independently verified this information.

Investment Activities:

In July 2017, SNH acquired one MOB (one building) located in Maryland with approximately 59,000 square feet for approximately $16.2 million, excluding closing costs.

In October 2017, SNH acquired two MOBs (two buildings) located in Minnesota and North Carolina with a total of approximately 255,000 square feet for an aggregate purchase price of approximately $38.7 million, excluding closing costs.

In August and October 2017, SNH entered agreements to acquire two MOBs (two buildings) located in California and Kansas with a total of approximately 302,000 square feet for an aggregate purchase price of approximately $71.1 million, excluding costs. These acquisitions are expected to close by December 31, 2017.

In November 2017, SNH entered an agreement to acquire six senior living communities from Five Star Senior Living Inc., or Five Star, (Nasdaq: FVE) for an aggregate purchase price of approximately $104.0 million, including SNH’s assumption of approximately $33.7 million of mortgage debt securing certain of these senior living communities and excluding closing costs. SNH expects to enter management and pooling arrangements with Five Star to manage these senior living communities for SNH as these acquisitions occur. These acquisitions are subject to conditions, including SNH's assumption of any applicable mortgage debt and receipt of any applicable regulatory approvals. The closings of these acquisitions are expected to occur as third party approvals are received between now and the end of the first quarter of 2018.

During the quarter ended September 30, 2017, SNH invested approximately $14.7 million in improvements at its owned senior living communities that has generated or will generate additional rent under the terms of its existing senior living communities’ leases. SNH regularly makes additional investments at its owned MOBs and its owned and managed senior living communities that it expects may maintain or enhance the competitive positions of those properties and may increase its operating revenue from those properties.

Conference Call:

On Thursday, November 9, 2017, at 1:00 p.m. Eastern Time, President and Chief Operating Officer, David Hegarty, and Chief Financial Officer and Treasurer, Richard Siedel, will host a conference call to discuss SNH's third quarter 2017 financial results. The conference call telephone number is (877) 329-4297. Participants calling from outside the United States and Canada should dial (412) 317-5435. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Thursday, November 16, 2017. To hear the replay, dial (412) 317-0088. The replay pass code is 10113395.

A live audio webcast of the conference call will also be available in a listen only mode on the company’s website, which is located at www.snhreit.com. Participants wanting to access the webcast should visit the company’s website about five minutes before the call. The archived webcast will be available for replay on the company’s website following the call for about one week.  The transcription, recording and retransmission in any way of SNH’s third quarter conference call are strictly prohibited without the prior written consent of SNH.

Supplemental Data:

A copy of SNH’s Third Quarter 2017 Supplemental Operating and Financial Data is available for download at SNH’s website, www.snhreit.com.  SNH’s website is not incorporated as part of this press release.

SNH is a real estate investment trust, or REIT, which owns senior living communities, medical office and life science properties and wellness centers throughout the United States. SNH is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of SNH’s operating results and financial condition, and for an explanation of SNH’s calculation of FFO and Normalized FFO, and NOI and Cash Basis NOI and reconciliations of net income attributable to common shareholders and net income, respectively, determined in accordance with GAAP to these amounts.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER SNH USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, "WILL", “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, SNH IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON SNH’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY SNH’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•
THIS PRESS RELEASE DISCUSSES CERTAIN AMENDMENTS AND TERMS APPLICABLE TO SNH’S REVOLVING CREDIT FACILITY AND $200 MILLION TERM LOAN; HOWEVER, CONTINUED AVAILABILITY OF BORROWINGS UNDER SNH’S REVOLVING CREDIT FACILITY IS SUBJECT TO SNH’S SATISFYING CERTAIN FINANCIAL COVENANTS AND OTHER CREDIT FACILITY CONDITIONS THAT IT MAY BE UNABLE TO SATISFY; ACTUAL COSTS UNDER SNH’S REVOLVING CREDIT FACILITY WILL BE HIGHER THAN LIBOR PLUS A PREMIUM BECAUSE OF FEES AND EXPENSES ASSOCIATED WITH THE FACILITY; INCREASING THE MAXIMUM BORROWING AVAILABILITY UNDER SNH’S REVOLVING CREDIT FACILITY IS SUBJECT TO SNH’S OBTAINING ADDITIONAL COMMITMENTS FROM LENDERS, WHICH MAY NOT OCCUR; SNH’S RIGHT TO EXTEND THE MATURITY DATE OF ITS REVOLVING CREDIT FACILITY IS SUBJECT TO ITS PAYMENT OF A FEE AND MEETING OTHER CONDITIONS AND SUCH CONDITIONS MAY NOT BE MET; AND FUTURE CHANGES IN SNH’S CREDIT RATINGS MAY CAUSE THE INTEREST AND FEES SNH PAYS ON ITS REVOLVING CREDIT FACILITY AND $200 MILLION TERM LOAN TO INCREASE.

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THIS PRESS RELEASE INCLUDES A STATEMENT THAT SNH EXPECTS THE ADDITIONAL INVESTMENTS IT REGULARLY MAKES AT ITS OWNED MOBS AND ITS OWNED AND MANAGED SENIOR LIVING COMMUNITIES MAY MAINTAIN OR ENHANCE THE COMPETITIVE POSITION OF THOSE PROPERTIES AND MAY INCREASE ITS OPERATING REVENUE FROM THOSE PROPERTIES. HOWEVER, THERE CAN BE NO ASSURANCE THAT THE FUTURE COMPETITIVE POSITION OF, OR THE OPERATING REVENUE FROM, THOSE PROPERTIES WILL INCREASE OR REMAIN AT CURRENT LEVELS. IN FACT, THE COMPETITIVE POSITION OF, AND SNH’S REVENUES FROM, THOSE PROPERTIES MAY DECLINE.

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SNH HAS ENTERED AGREEMENTS TO ACQUIRE TWO MOBS FOR $71.1 MILLION, EXCLUDING CLOSING COSTS. THESE ACQUISITIONS ARE SUBJECT TO CONDITIONS. THESE CONDITIONS MAY NOT BE MET AND THESE ACQUISITIONS MAY NOT OCCUR, MAY BE DELAYED OR THEIR TERMS MAY CHANGE.

•
SNH HAS ENTERED AN AGREEMENT TO ACQUIRE SIX SENIOR LIVING COMMUNITIES FROM FIVE STAR FOR APPROXIMATELY $104.0 MILLION, INCLUDING SNH’S ASSUMPTION OF APPROXIMATELY $33.7 MILLION OF MORTGAGE DEBT AND EXCLUDING CLOSING COSTS, AND SNH EXPECTS TO ENTER MANAGEMENT AND POOLING ARRANGEMENTS WITH FIVE STAR FOR FIVE STAR TO MANAGE THESE SENIOR LIVING COMMUNITIES FOR SNH. THESE ACQUISITIONS ARE SUBJECT TO CONDITIONS. THESE CONDITIONS MAY NOT BE MET AND THESE ACQUISITIONS AND RELATED MANAGEMENT AND POOLING ARRANGEMENTS MAY NOT OCCUR, MAY BE DELAYED BEYOND THE FIRST QUARTER OF 2018 OR THEIR TERMS MAY CHANGE.

THE INFORMATION CONTAINED IN SNH’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN SNH’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE SNH’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY SNH’S FORWARD LOOKING STATEMENTS. SNH’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, SNH DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

SENIOR HOUSING PROPERTIES TRUST
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues:
Rental income	$168,348	$165,503	$501,437	$490,922
Residents fees and services	98,331	98,480	294,816	292,803
Total revenues	266,679	263,983	796,253	783,725

Expenses:
Property operating expenses	104,714	103,347	308,565	298,776
Depreciation and amortization	66,619	72,344	209,463	214,938
General and administrative	19,883	12,107	57,889	34,931
Acquisition and certain other transaction related costs	—	824	292	1,443
Impairment of assets	—	4,578	5,082	16,930
Total expenses	191,216	193,200	581,291	567,018

Operating income	75,463	70,783	214,962	216,707

Dividend income	659	659	1,978	1,449
Interest and other income	128	89	323	330
Interest expense	(40,105)	(43,438)	(124,394)	(123,837)
Loss on early extinguishment of debt	(274)	(84)	(7,627)	(90)
Income from continuing operations before income tax expense and equity in earnings of an investee	35,871	28,009	85,242	94,559
Income tax expense	(109)	(119)	(300)	(318)
Equity in earnings of an investee	31	13	533	107
Income before gain on sale of properties	35,793	27,903	85,475	94,348
Gain on sale of properties	—	—	—	4,061
Net income	35,793	27,903	85,475	98,409
Net income attributable to noncontrolling interest	(1,379)	—	(2,865)	—
Net income attributable to common shareholders	$34,414	$27,903	$82,610	$98,409

Weighted average common shares outstanding (basic)	237,421	237,347	237,404	237,329
Weighted average common shares outstanding (diluted)	237,460	237,396	237,445	237,369

Per common share data (basic and diluted):
Net income attributable to common shareholders	$0.14	$0.12	$0.35	$0.41

SENIOR HOUSING PROPERTIES TRUST
CONSOLIDATED STATEMENTS OF FFO AND NORMALIZED FFO
(amounts in thousands, except per share data)
(unaudited)

Calculation of FFO and Normalized FFO (1):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income attributable to common shareholders	$34,414	$27,903	$82,610	$98,409
Depreciation and amortization expense	66,619	72,344	209,463	214,938
Noncontrolling interest's share of net FFO adjustments	(5,305)	—	(11,066)	—
Gain on sale of properties	—	—	—	(4,061)
Impairment of assets	—	4,578	5,082	16,930
FFO	95,728	104,825	286,089	326,216

Estimated business management incentive fees (2)	8,022	—	22,048	—
Acquisition and certain other transaction related costs	—	824	292	1,443
Loss on early extinguishment of debt	274	84	7,627	90
Normalized FFO	$104,024	$105,733	$316,056	$327,749

Weighted average common shares outstanding (basic)	237,421	237,347	237,404	237,329
Weighted average common shares outstanding (diluted)	237,460	237,396	237,445	237,369

Per common share data (basic and diluted):
Net income attributable to common shareholders	$0.14	$0.12	$0.35	$0.41
FFO	$0.40	$0.44	$1.20	$1.37
Normalized FFO	$0.44	$0.45	$1.33	$1.38
Distributions declared	$0.39	$0.39	$1.17	$1.17

(1)         SNH calculates FFO and Normalized FFO as shown above.  FFO is calculated on the basis defined by the National Association of Real Estate Investment Trusts, or NAREIT, which is net income attributable to common shareholders, calculated in accordance with GAAP, excluding any gain or loss on sale of properties and impairment of real estate assets, plus real estate depreciation and amortization and the difference between net income attributable to common shareholders and FFO attributable to noncontrolling interest, as well as certain other adjustments currently not applicable to SNH.  SNH’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because SNH includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of SNH’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year, and SNH excludes acquisition and certain other transaction related costs expensed under GAAP such as legal and professional fees associated with SNH's acquisition and disposition activities, gains and losses on early extinguishment of debt, if any, and Normalized FFO from noncontrolling interest, net of FFO, if any. SNH considers FFO and Normalized FFO to be appropriate supplemental measures of operating performance for a REIT, along with net income, net income attributable to common shareholders and operating income. SNH believes that FFO and Normalized FFO provide useful information to investors, because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, FFO and Normalized FFO may facilitate a comparison of SNH's operating performance between periods and with other REITs.  FFO and Normalized FFO are among the factors considered by SNH’s Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain SNH’s qualification for taxation as a REIT, limitations in SNH’s revolving credit facility and term loan agreements and SNH’s public debt covenants, the availability to SNH of debt and equity capital, SNH’s expectation of its future capital requirements and operating performance and SNH’s expected needs and availability of cash to pay its obligations.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income, net income attributable to common shareholders or operating income as indicators of SNH’s operating performance or as measures of SNH’s liquidity. These measures should be considered in conjunction with net income, net income attributable to common shareholders and operating income as presented in SNH’s Condensed Consolidated Statements of Income. Other REITs and real estate companies may calculate FFO and Normalized FFO differently than SNH does.

(2)        Incentive fees under SNH’s business management agreement are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in SNH’s Condensed Consolidated Statements of Income. In calculating net income attributable to common shareholders in accordance with GAAP, SNH recognizes estimated business management incentive fee expense, if any, in the first, second and third quarters. Although SNH recognizes this expense, if any, in the first, second and third quarters for purposes of calculating net income attributable to common shareholders, SNH does not include these amounts in the calculation of Normalized FFO until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined.

SENIOR HOUSING PROPERTIES TRUST
CALCULATION AND RECONCILIATION OF NET OPERATING INCOME (NOI) AND CASH BASIS NOI
(amounts in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Calculation of NOI and Cash Basis NOI(1):
Revenues:
Rental income	$168,348	$165,503	$501,437	$490,922
Residents fees and services	98,331	98,480	294,816	292,803
Total revenues	266,679	263,983	796,253	783,725
Property operating expenses	(104,714)	(103,347)	(308,565)	(298,776)
Property net operating income (NOI):	161,965	160,636	487,688	484,949
Non-cash straight line rent adjustments	(3,621)	(4,292)	(10,485)	(13,598)
Lease value amortization	(1,352)	(1,236)	(3,963)	(3,795)
Lease termination fee amortization	—	—	—	(42)
Non-cash amortization included in property operating expenses(2)	(199)	(199)	(598)	(597)
Cash Basis NOI	$156,793	$154,909	$472,642	$466,917

Reconciliation of Net Income to Cash Basis NOI:
Net income	$35,793	$27,903	$85,475	$98,409
Gain on sale of properties	—	—	—	(4,061)
Income before gain on sale of properties	35,793	27,903	85,475	94,348

Equity in earnings of an investee	(31)	(13)	(533)	(107)
Income tax expense	109	119	300	318
Loss on early extinguishment of debt	274	84	7,627	90
Interest expense	40,105	43,438	124,394	123,837
Interest and other income	(128)	(89)	(323)	(330)
Dividend income	(659)	(659)	(1,978)	(1,449)
Operating income	75,463	70,783	214,962	216,707

Impairment of assets	—	4,578	5,082	16,930
Acquisition and certain other transaction related costs	—	824	292	1,443
General and administrative expense	19,883	12,107	57,889	34,931
Depreciation and amortization expense	66,619	72,344	209,463	214,938
Property NOI	161,965	160,636	487,688	484,949

Non-cash amortization included in property operating expenses(2)	(199)	(199)	(598)	(597)
Lease termination fee amortization	—	—	—	(42)
Lease value amortization	(1,352)	(1,236)	(3,963)	(3,795)
Non-cash straight line rent adjustments	(3,621)	(4,292)	(10,485)	(13,598)
Cash Basis NOI	$156,793	$154,909	$472,642	$466,917

(1)        The calculations of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to SNH’s property level results of operations. SNH calculates NOI and Cash Basis NOI as shown above.  SNH defines NOI as income from its real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that SNH records as depreciation and amortization.  SNH defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fee amortization, if any, and non-cash amortization included in property operating expenses. SNH considers NOI and Cash Basis NOI to be appropriate supplemental measures to net income because they may help both investors and management to understand the operations of SNH’s properties. SNH uses NOI and Cash Basis NOI internally to evaluate individual and company wide property level performance, and it believes that NOI and Cash Basis NOI provide useful information to investors regarding its results of operations because these measures reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of its operating performance between periods and with other REITs. NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income, net income attributable to common shareholders or operating income as indicators of SNH’s operating performance or as measures of SNH’s liquidity.  These measures should be considered in conjunction with net income, net income attributable to common shareholders and operating income as presented in SNH’s Condensed Consolidated Statements of Income. Other REITs and real estate companies may calculate NOI and Cash Basis NOI differently than SNH does.

(2)        SNH recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SNH paid for its investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which is included in property operating expenses.

SENIOR HOUSING PROPERTIES TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)
(dollars in thousands)
(unaudited)

	For the Three Months Ended September 30, 2017					For the Three Months Ended September 30, 2016
Calculation of NOI and Cash Basis NOI:	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	MOBs	Non-Segment (2)	Total	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	MOBs	Non-Segment (2)	Total
Rental income / residents fees and services	$67,662	$98,331	$96,116	$4,570	$266,679	$66,520	$98,480	$94,404	$4,579	$263,983
Property operating expenses	—	(75,556)	(29,158)	—	(104,714)	(47)	(74,763)	(28,537)	—	(103,347)
Property net operating income (NOI)	$67,662	$22,775	$66,958	$4,570	$161,965	$66,473	$23,717	$65,867	$4,579	$160,636
NOI change	1.8%	(4.0)%	1.7%	(0.2)%	0.8%

Property NOI	$67,662	$22,775	$66,958	$4,570	$161,965	$66,473	$23,717	$65,867	$4,579	$160,636
Less:
Non-cash straight line rent adjustments	750	—	2,733	138	3,621	865	—	3,290	137	4,292
Lease value amortization	—	—	1,297	55	1,352	—	—	1,181	55	1,236
Non-cash amortization included in property operating expenses (3)	—	—	199	—	199	—	—	199	—	199
Cash Basis NOI	$66,912	$22,775	$62,729	$4,377	$156,793	$65,608	$23,717	$61,197	$4,387	$154,909
Cash Basis NOI change	2.0%	(4.0)%	2.5%	(0.2)%	1.2%

Reconciliation of NOI to Same Property NOI:
Property NOI	$67,662	$22,775	$66,958	$4,570	$161,965	$66,473	$23,717	$65,867	$4,579	$160,636
Less:
NOI not included in same property	350	864	1,006	—	2,220	(82)	936	(60)	—	794

Same property NOI (4)	$67,312	$21,911	$65,952	$4,570	$159,745	$66,555	$22,781	$65,927	$4,579	$159,842
Same property NOI change	1.1%	(3.8)%	0.0%	(0.2)%	(0.1)%

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same property NOI (4)	$67,312	$21,911	$65,952	$4,570	$159,745	$66,555	$22,781	$65,927	$4,579	$159,842
Less:
Non-cash straight line rent adjustments	750	—	2,632	138	3,520	1,000	—	3,304	137	4,441
Lease value amortization	—	—	1,301	55	1,356	—	—	1,181	55	1,236
Non-cash amortization included in property operating expenses (3)	—	—	199	—	199	—	—	198	—	198
Same property cash basis NOI (4)	$66,562	$21,911	$61,820	$4,377	$154,670	$65,555	$22,781	$61,244	$4,387	$153,967
Same property cash basis NOI change	1.5%	(3.8)%	0.9%	(0.2)%	0.5%

(1)
See above for the calculation of NOI and a reconciliation of net income determined in accordance with GAAP to that amount. For a definition of NOI and Cash Basis NOI, a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures, please see footnote 1 to the table included on page 7.

(2)	Includes the operating results of certain properties that offer wellness, fitness and spa services to members.

(3)
SNH recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SNH paid for its investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which is included in property operating expenses.

(4)
Consists of properties owned continuously and properties owned and managed continuously by the same operator since July 1, 2016 and includes SNH's MOB (two buildings) that is owned in a joint venture arrangement and excludes properties classified as held for sale, if any.

SENIOR HOUSING PROPERTIES TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)
(dollars in thousands)
(unaudited)

	For the Nine Months Ended September 30, 2017					For the Nine Months Ended September 30, 2016
Calculation of NOI and Cash Basis NOI:	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	MOBs	Non-Segment (2)	Total	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	MOBs	Non-Segment (2)	Total
Rental income / residents fees and services	$202,340	$294,816	$285,413	$13,684	$796,253	$198,269	$292,803	$278,964	$13,689	$783,725
Property operating expenses	—	(224,585)	(83,980)	—	(308,565)	(833)	(218,582)	(79,361)	—	(298,776)
Property net operating income (NOI)	$202,340	$70,231	$201,433	$13,684	$487,688	$197,436	$74,221	$199,603	$13,689	$484,949
NOI change	2.5%	(5.4)%	0.9%	(0.0)%	0.6%

Property NOI	$202,340	$70,231	$201,433	$13,684	$487,688	$197,436	$74,221	$199,603	$13,689	$484,949
Less:
Non-cash straight line rent adjustments	2,304	—	7,769	412	10,485	3,184	—	10,002	412	13,598
Lease value amortization	—	—	3,797	166	3,963	—	—	3,629	166	3,795
Lease termination fee amortization	—	—	—	—	—	—	—	42	—	42
Non-cash amortization included in property operating expenses (3)	—	—	598	—	598	—	—	597	—	597
Cash Basis NOI	$200,036	$70,231	$189,269	$13,106	$472,642	$194,252	$74,221	$185,333	$13,111	$466,917
Cash Basis NOI change	3.0%	(5.4)%	2.1%	(0.0)%	1.2%

Reconciliation of NOI to Same Property NOI:
Property NOI	$202,340	$70,231	$201,433	$13,684	$487,688	$197,436	$74,221	$199,603	$13,689	$484,949
Less:
NOI not included in same property	7,374	3,197	9,185	—	19,756	4,650	3,596	5,771	—	14,017

Same property NOI (4)	$194,966	$67,034	$192,248	$13,684	$467,932	$192,786	$70,625	$193,832	$13,689	$470,932
Same property NOI change	1.1%	(5.1)%	(0.8)%	(0.0)%	(0.6)%

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same property NOI (4)	$194,966	$67,034	$192,248	$13,684	$467,932	$192,786	$70,625	$193,832	$13,689	$470,932
Less:
Non-cash straight line rent adjustments	2,304	—	6,788	412	9,504	3,224	—	9,637	412	13,273
Lease value amortization	—	—	3,689	166	3,855	—	—	3,303	166	3,469
Non-cash amortization included in property operating expenses (3)	—	—	598	—	598	—	—	591	—	591
Same property cash basis NOI (4)	$192,662	$67,034	$181,173	$13,106	$453,975	$189,562	$70,625	$180,301	$13,111	$453,599
Same property cash basis NOI change	1.6%	(5.1)%	0.5%	(0.0)%	0.1%

(1)
See above for the calculation of NOI and a reconciliation of net income determined in accordance with GAAP to that amount. For a definition of NOI and Cash Basis NOI, a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures, please see footnote 1 to the table included on page 7.

(2)	Includes the operating results of certain properties that offer wellness, fitness and spa services to members.

(3)
SNH recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SNH paid for its investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which is included in property operating expenses.

(4)
Consists of properties owned continuously and properties owned and managed continuously by the same operator since January 1, 2016 and includes SNH's MOB (two buildings) that is owned in a joint venture arrangement and excludes properties classified as held for sale, if any.

SENIOR HOUSING PROPERTIES TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)
(unaudited)

	September 30, 2017	December 31, 2016
ASSETS
Real estate properties	$7,837,448	$7,730,523
Accumulated depreciation	(1,475,360)	(1,328,011)
	6,362,088	6,402,512

Cash and cash equivalents	28,870	31,749
Restricted cash	14,088	3,829
Acquired real estate leases and other intangible assets, net	463,802	514,446
Other assets, net	318,893	275,218
Total assets	$7,187,741	$7,227,754

LIABILITIES AND EQUITY
Unsecured revolving credit facility	$471,000	$327,000
Unsecured term loans, net	547,253	547,058
Senior unsecured notes, net	1,724,936	1,722,758
Secured debt and capital leases, net	815,500	1,117,649
Accrued interest	32,185	18,471
Assumed real estate lease obligations, net	98,498	106,038
Other liabilities	210,814	189,375
Total liabilities	3,900,186	4,028,349

Total equity	3,287,555	3,199,405
Total liabilities and equity	$7,187,741	$7,227,754

(END)